Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-1 to Form SB-2 of ImmunoCellular Therapeutics, Ltd. of our report dated March 31, 2011 with respect to our audit of the financial statements of ImmunoCellular Therapeutics, Ltd. as of December 31, 2010 and for the year then ended, and the for the period from February 25, 2004 (inception) to December 31, 2010, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Marcum LLP
Los Angeles, California

May 4, 2011